EXHIBIT 5.1

March 11, 2016

Arrowhead Research Corporation

225 South Lake Avenue, Suite 1050

Pasadena, CA 91101

Re:	Arrowhead Research Corporation Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”), of Arrowhead Research Corporation, a Delaware corporation (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to 1,192,550 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable to eligible individuals under the Company’s 2013 Incentive Plan (the “Stock Plan”).

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinion set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the terms of the Plan and against payment therefor, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ GIBSON DUNN & CRUTCHER LLP

Gibson, Dunn & Crutcher LLP